UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2005
SUSQUEHANNA MEDIA CO.

(Exact name of registrant as specified in its charter)

Delaware	333-80523	23-2722964

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)
140 East Market Street, York, PA 17401

(Address of principal executive offices)
Registrant’s telephone number, including area code: (717) 848-5500
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
On October 31, 2005, Susquehanna Media Co.’s (“Media”) corporate parent, Susquehanna Pfaltzgraff Co., entered into a definitive agreement to sell Media’s Radio business to Cumulus Media Partners, LLC for approximately $1.2 billion cash. Susquehanna Pfaltzgraff Co. owns all of Media’s voting common stock.
A first half 2006 closing is anticipated, subject to regulatory approval and other closing conditions.
Some of the statements in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Certain, but not necessarily all, of such forward-looking statements can he identified by the use of forward-looking terminology, such as “believes," “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof or other variations thereof or comparable terminology, or by discussion of strategies, each of which involves risks and uncertainties. All statements other than historical facts included herein, including those regarding when the sale of the Radio business is expected to close, are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of Media to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, but are not limited to, the need to get regulatory approval for the sale of the Radio business and satisfying other closing conditions prior to closing and other factors over which Media may have little or no control.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date November 2, 2005	SUSQUEHANNA MEDIA CO. Registrant
	By:	/s/ John L. Finlayson
Vice President and Chief Financial
Officer

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